195 Church Street New Haven, CT 06510 www.newalliancebank.com
PRESS RELEASE
Contact:Brian S. Arsenault Executive Vice President NewAlliance Bank 203 789 2733

NewAlliance Reports Third Quarter Earnings of $7.4 Million
Core Earnings of $13.8 Million Up 24% from Prior Quarter
Consistent with Prior Year Quarter

New Haven, Connecticut, October 30, 2007 – Net income at NewAlliance Bancshares, Inc. (NYSE: NAL) for the third quarter ended September 30, 2007 was $7.4 million, or seven cents per share, lowered by two unusual items: the previously announced loss on a restructuring of its securities portfolio and a tax reserve adjustment relating back to the prior establishment of the NewAlliance Foundation in 2004.  Without these two events and merger and acquisition charges, core earnings were $13.8 million, or 13 cents a share, up 24% from the prior quarter’s comparable earnings of $11.1 million, or 11 cents per share, and down just $187,000, or 1%, from the same quarter a year ago.

“Earnings increased sharply over the second quarter reflecting margin improvement, strengthening of several fee income categories, a reduction in operating expenses, and excellent credit quality,” said Peyton R. Patterson, NewAlliance Chairman, President and Chief Executive Officer. “We remain cautious, however, as we continue to navigate through industry headwinds.”

NewAlliance also announced that its Board of Directors approved a quarterly dividend of 6.5 cents per share for the quarter ended September 30, 2007, level with the dividend paid following the second quarter.  The dividend will be paid on November 19, 2007 to shareholders of record on November 9, 2007.

NewAlliance’s net interest margin increased to 2.49% for the third quarter ended September 30, 2007 as compared to 2.44% for the second quarter ended June 30, 2007, reflecting the benefit of restructuring its securities portfolio.  The Company’s average yield on loans in the third quarter remained essentially the same as the second quarter, 6.13% as compared to 6.14%, but its yield on securities climbed to 5.14% from 4.62% for the same periods.

Exclusive of a net loss on the sale of securities primarily related to the repositioning of its securities portfolio, non-interest income increased 9.0% to $16.1 million in the third quarter ended September 30, 2007 from $14.8 million in the second quarter ended June 30, 2007.  Fee income from depositor charges, investment and insurance fees and trust fees all increased on a linked quarter basis. The gain on limited partnerships was $875,000 higher than the prior quarter but $1 million less than the year-ago quarter.

NewAlliance Reports Third Quarter Earnings

Non-interest expense for the third quarter ended September 30, 2007 was down 5.6% to $38.6 million from $40.9 million for second quarter ended June 30, 2007. A number of key categories of non-interest expense were down, including salaries and benefits, advertising and public relations, and conversion and merger related charges.

Asset quality in the third quarter ended September 30, 2007 remained strong.  Nonperforming loans to total loans were 0.42% as compared to 0.33% in the prior period and nonperforming assets to total assets were 0.24% as compared to 0.19% for the same periods. Net charge-offs in the quarter were just $423,000.

“We continue to steer a course that has avoided the loan quality problems which have beset much of the industry,” said Ms. Patterson.

Total loans were $4.67 billion at September 30, 2007, 22% higher than year-end 2006 before the completion of the acquisition of Westbank Corporation in western Massachusetts at the start of 2007. As has been its practice historically, NewAlliance does not originate or invest in sub-prime mortgage loans or other sub-prime loans.

Total deposits were $4.29 billion at September 30, 2007, up 10% from year-end 2006, also reflecting the Westbank acquisition. According to recently released deposit market share numbers for mid-year 2007 from SNL Securities, NewAlliance’s Connecticut deposit market share percentage remained essentially the same as compared to mid-year 2006 despite the strong pricing pressure.

Regarding the two unusual events:

•
A $2.6 million tax adjustment was made in the valuation allowance for the utilization of the charitable contribution deduction carry-forward related to the establishment of the NewAlliance Foundation.  The adjustment was made to reflect the current assessment of margins and spreads.

•	The net loss of $5.7 million pre-tax on the sale of securities was previewed by the Company when it announced the restructuring in its second quarter earnings release.

 “The environment today is very different from when NewAlliance went public in April of 2004 when the valuation was established and on those dates when it was subsequently reviewed and adjusted,” said Merrill B. Blanksteen, NewAlliance’s Chief Financial Officer.  “Our focus is on initiatives to mitigate margin compression, such as the securities restructuring completed in the quarter and sound expense management.”

NewAlliance repurchased 1.3 million shares during the third quarter at an average price of $14.09 per share.  The Company still has 7.6 million shares it can purchase under a Board authorization.

The Company’s book value per share at September 30, 2007 was $12.71.  Tangible book value per share was $7.45.  Stockholders’ equity at September 30, 2007 was $1.42 billion.

At September 30, 2007, NewAlliance Bancshares, the parent company of NewAlliance Bank, had $8.19 billion in assets and operated 88 banking offices in Connecticut and western Massachusetts.
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NewAlliance Reports Third Quarter Earnings

NewAlliance Bank provides a full range of consumer and commercial banking products and services, trust services and investment and insurance products and services.  The Bank’s website is at www.newalliancebank.com.  Shareholders are particularly urged to monitor the Investor Relations section of the Company’s website.

NewAlliance will hold a conference call on third quarter earnings at 10 a.m. Eastern Time on Wednesday, October 31, 2007.  The call is being webcast and will be available at the Investor Relations section of the Company’s website at www.newalliancebank.com.  Individuals can dial in to the call at 1-877-407-8033.  The international dial-in number is 1-201-689-8033.

A replay of the webcast and call will be available after 12 Noon on October 31 through November 14, 2007.  To access the replay, dial 1-877-660-6853, account number 286, conference ID number: 257335.  For international access, dial 1-201-612-7415 and use the same account and conference numbers.

NewAlliance will also have a podcast available from its website a few hours after the call for those interested in downloading the conference call onto individual listening devices or laptops.

Note: In discussing financial results, management may refer to certain non-GAAP (Generally Accepted Accounting Principles) measures. The Company’s management believes these non-GAAP measurements, which generally exclude the effects of charges and expenses related to the consummation of mergers and acquisitions and costs related to the integration of merged entities, as well as other unusual events, are essential to a proper understanding of the operating results of the Company’s core business largely because the merger and acquisition related items and their impact on the Company’s performance are difficult to predict. These non-GAAP measurements are not a substitute for operating results determined in accordance with GAAP nor do they necessarily conform to non-GAAP performance measures that may be presented by other companies. A reconciliation of GAAP and non-GAAP information is included in this release.

Statements in this news release, if any, concerning future results, performance, expectations or intentions are forward-looking statements. Actual results, performance or developments may differ materially from forward-looking statements as a result of known or unknown risks, uncertainties and other factors, including those identified from time to time in the Company’s filings with the Securities and Exchange Commission, press releases and other communications. Actual results also may differ based on the Company’s ability to successfully maintain and integrate customers from acquisitions.

The Company intends any forward-looking statements to be covered by the Litigation Reform Act of 1995 and is including this statement for purposes of said safe harbor provisions.  Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this news release. Except as required by applicable law or regulation, the Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances that occur after the date as of which such statements are made.

The Company’s capital strategy includes deployment of excess capital through acquisitions.  The Company’s results reported above reflect the impact of acquisitions completed within the periods reported.  Past and future acquisitions are expected to continue to impact the Company’s results in future periods.
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NewAlliance Bancshares, Inc.
Consolidated Balance Sheets (Unaudited)
	September 30,	December 31,
(In thousands)	2007	2006
Assets
Cash and due from banks, noninterest bearing	$141,022	$127,948
Short-term investments	81,967	28,077
Investment securities available for sale	2,180,599	2,172,864
Investment securities held to maturity	284,613	307,447
Loans held for sale	4,662	1,528
Loans
Residential real estate	2,395,191	1,924,648
Commercial real estate	1,134,131	960,624
Commercial business	467,167	350,507
Consumer	676,973	587,097
Total loans	4,673,462	3,822,876
Less allowance for loan losses	(43,000)	(37,408)
Total loans, net	4,630,462	3,785,468
Premises and equipment, net	61,980	52,479
Cash surrender value of bank owned life insurance	130,492	116,194
Goodwill	530,875	454,258
Identifiable intangible assets	56,002	49,403
Other assets	89,581	152,030
Total assets	$8,192,255	$7,247,696

Liabilities
Deposits
Regular savings	$901,856	$774,457
Money market	504,175	509,940
NOW	402,227	384,249
Demand	506,622	464,554
Time	1,977,949	1,767,467
Total deposits	4,292,829	3,900,667
Borrowings
Federal Home Loan Bank advances	2,171,645	1,721,886
Repurchase agreements	205,358	172,777
Junior subordinated debentures	24,985	7,609
Other borrowings	1,494	1,592
Other liabilities	77,112	80,860
Total liabilities	6,773,423	5,885,391

Stockholders' equity	1,418,832	1,362,305
Total liabilities and stockholders' equity	$8,192,255	$7,247,696

NewAlliance Bancshares, Inc.
Consolidated Statements of Income (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In thousands, except per share data)	2007	2006	2007	2006

Interest and dividend income	$101,853	$86,348	$296,770	$243,970
Interest expense	58,161	43,811	167,064	114,209

Net interest income before provision for loan losses	43,692	42,537	129,706	129,761
Provision for loan losses	1,000	-	2,600	-
Net interest income after provision for loan losses	42,692	42,537	127,106	129,761

Non-interest income
Depositor service charges	7,419	6,762	20,911	19,305
Loan and servicing income	522	433	1,580	1,669
Trust fees	1,724	1,617	5,067	4,929
Investment and insurance fees	1,976	1,184	5,511	4,144
Bank owned life insurance	1,639	1,272	4,809	2,560
Impairment of available for sale securities	-	-	(22,574)	-
Rent	967	882	2,764	2,522
Net (loss) gain on securities	(5,641)	25	(5,254)	30
Net gain on limited partnerships	990	2,015	1,774	2,065
Net gain on sale of loans	328	333	992	872
Other	533	275	1,339	968
Total non-interest income	10,457	14,798	16,919	39,064

Non-interest expense
Salaries and employee benefits	19,714	19,191	63,207	59,831
Occupancy	4,456	3,545	13,185	10,524
Furniture and fixtures	1,647	1,579	5,090	4,848
Outside services	4,195	3,722	12,955	13,198
Advertising, public relations, and sponsorships	1,862	1,160	5,800	4,294
Amortization of identifiable intangible assets	2,957	2,267	8,995	7,124
Conversion and merger related charges	70	186	2,409	2,667
Other	3,680	3,217	10,644	9,769
Total non-interest expense	38,581	34,867	122,285	112,255

Income before income taxes	14,568	22,468	21,740	56,570

Income tax provision	7,147	7,369	8,882	18,642

Net income	$7,421	$15,099	$12,858	$37,928

Earnings per share
Basic	$0.07	$0.15	$0.12	$0.38
Diluted	0.07	0.15	0.12	0.38

Weighted average shares outstanding
Basic	103,173,249	99,817,007	103,792,415	100,045,514
Diluted	103,610,578	100,207,704	104,363,092	100,428,645

NewAlliance Bancshares, Inc.
Selected Financial Highlights (Unaudited)
Three Months Ended
September 30,
(Dollars in thousands, except per share data)	2007	2006
Net interest income	$43,692	$42,537
Net income	7,421	15,099
Shares outstanding (end of period)	111,618,678	109,550,526
Weighted average shares outstanding:
Basic	103,173,249	99,817,007
Diluted	103,610,578	100,207,704
Earnings per share:
Basic	$0.07	$0.15
Diluted	0.07	0.15
Shareholders' equity (end of period)	1,418,832	1,354,129
Book value per share (end of period)	12.71	12.36
Tangible book value per share (end of period)	7.45	7.74

Ratios & Other Information

Net interest margin (net interest income as a
% of average earnings assets)	2.49%	2.68%
Net interest spread (yield on earning assets
minus yield on interest-bearing liabilities)	1.92	2.10
Average yield on interest-earning assets	5.80	5.45
Average rate paid on interest-bearing liabilities	3.88	3.35
Return on average assets	0.37	0.85
Return on average equity	2.09	4.52

At period end:
Tier 1 leverage capital ratio	11.64%	13.32%
Tangible equity/tangible assets	10.94	12.68

Asset Quality Information
Nonperforming loans	$19,435	$10,562
Total nonperforming assets	19,547	10,777
Nonperforming loans as a % of total loans	0.42%	0.28%
Nonperforming assets as a % of total assets	0.24	0.15
Allowance for loan losses as a % of total loans	0.92	1.00
Allowance for loan losses as a % of nonperforming loans	221.25	358.55

Banking offices	88	71

Non-GAAP Financial Information and Ratios

Net income, GAAP	$7,421	$15,099
Net loss on sale of restructured AFS securities, net of tax	3,691	-
Cumulative income adjustment on limited partnerships, net of tax	-	1,275
Merger and conversion costs, net of tax	46	121
Charitable contribution valuation allowance adjustment	2,600	-
Proforma net income	$13,758	$13,945

Proforma net income per share - basic	$0.13	$0.14
Proforma net income per share - diluted	0.13	0.14

Noninterest income as a percent of
operating revenue (1)	25.69%	23.07%
Noninterest income (1)	$15,108	$12,758
Proforma return on average assets (2)	0.69%	0.78%
Proforma return on average tangible assets (2)	0.75	0.85
Proforma return on average equity (2)	3.87	4.18
Proforma return on average tangible equity (2)	6.60	6.73
Efficiency ratio (3)	65.48	62.80
Proforma efficiency ratio (3) (4)	65.37	62.47

(1) Excludes total net gains or losses on securities & limited partnerships
(2) Excludes net loss on sale of restructured AFS securities, charitable contribution valuation allowance adjustment, cumulative income adjustment on limited partnerships and conversion and merger costs, net of tax
(3) Excludes total net gains or losses on securities and limited partnerships and other real estate owned expenses
(4) Excludes conversion and merger costs

NewAlliance Bancshares, Inc.
Average Balance Sheets (Unaudited)

	Three Months Ended
	September 30, 2007			September 30,2006
			Average			Average
	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate

Interest-earning assets
Loans
Residential real estate	$2,371,895	$32,861	5.54%	$1,895,506	$25,446	5.37%
Commercial real estate	1,130,901	18,630	6.59	910,891	14,903	6.54
Commercial business	467,735	8,473	7.25	354,668	6,478	7.31
Consumer	668,757	11,128	6.66	580,506	9,573	6.60
Total Loans	4,639,288	71,092	6.13	3,741,571	56,400	6.03
Short-term investments	50,822	704	5.54	49,491	658	5.32
Investment securities	2,338,027	30,057	5.14	2,551,625	29,290	4.59
Total interest-earning assets	7,028,137	$101,853	5.80%	6,342,687	$86,348	5.45%
Non-interest-earning assets	939,318			765,251
Total assets	$7,967,455			$7,107,938

Interest-bearing liabilities
Deposits
Money market	$504,822	$4,440	3.52%	$557,748	$4,031	2.89%
NOW	401,973	1,223	1.22	351,161	553	0.63
Savings	903,858	4,790	2.12	774,467	2,177	1.12
Time	1,992,029	22,322	4.48	1,710,448	17,082	3.99
Total interest-bearing deposits	3,802,682	32,775	3.45	3,393,824	23,843	2.81
Repurchase agreements	199,297	1,907	3.83	147,431	1,248	3.39
FHLB advances and other borrowings	1,989,609	23,479	4.72	1,694,722	18,720	4.42
Total interest-bearing liabilities	5,991,588	58,161	3.88%	5,235,977	43,811	3.35%
Non-interest-bearing demand deposits	487,222			467,678
Other non-interest-bearing liabilities	68,294			68,816
Total liabilities	6,547,104			5,772,471
Equity	1,420,351			1,335,467
Total liabilities and equity	$7,967,455			$7,107,938
Net interest-earning assets	$1,036,549			$1,106,710
Net interest income		$43,692			$42,537
Interest rate spread			1.92%			2.10%
Net interest margin (net interest income
as a percentage of total interest-earning assets)			2.49%			2.68%
Ratio of total interest-earning assets
to total interest-bearing liabilities			117.30%			121.14%

NewAlliance Bancshares, Inc.
Average Balance Sheets (Unaudited)

	Three Months Ended
	September 30, 2007			June 30, 2007
			Average			Average
	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate

Interest-earning assets
Loans
Residential real estate	$2,371,895	$32,861	5.54%	$2,296,841	$31,729	5.53%
Commercial real estate	1,130,901	18,630	6.59	1,129,658	18,636	6.60
Commercial business	467,735	8,473	7.25	478,037	8,862	7.42
Consumer	668,757	11,128	6.66	660,334	10,887	6.59
Total Loans	4,639,288	71,092	6.13	4,564,870	70,114	6.14
Short-term investments	50,822	704	5.54	55,736	732	5.25
Investment securities	2,338,027	30,057	5.14	2,359,563	27,265	4.62
Total interest-earning assets	7,028,137	$101,853	5.80%	6,980,169	$98,111	5.62%
Non-interest-earning assets	939,318			910,013
Total assets	$7,967,455			$7,890,182

Interest-bearing liabilities
Deposits
Money market	$504,822	$4,440	3.52%	$498,785	$4,201	3.37%
NOW	401,973	1,223	1.22	425,608	1,209	1.14
Savings	903,858	4,790	2.12	906,121	4,296	1.90
Time	1,992,029	22,322	4.48	2,055,404	22,949	4.47
Total interest-bearing deposits	3,802,682	32,775	3.45	3,885,918	32,655	3.36
Repurchase agreements	199,297	1,907	3.83	193,016	1,914	3.97
FHLB advances and other borrowings	1,989,609	23,479	4.72	1,821,975	20,933	4.60
Total interest-bearing liabilities	5,991,588	58,161	3.88%	5,900,909	55,502	3.76%
Non-interest-bearing demand deposits	487,222			490,733
Other non-interest-bearing liabilities	68,294			71,945
Total liabilities	6,547,104			6,463,587
Equity	1,420,351			1,426,595
Total liabilities and equity	$7,967,455			$7,890,182
Net interest-earning assets	$1,036,549			$1,079,260
Net interest income		$43,692			$42,609
Interest rate spread			1.92%			1.86%
Net interest margin (net interest income
as a percentage of total interest-earning assets)			2.49%			2.44%
Ratio of total interest-earning assets
to total interest-bearing liabilities			117.30%			118.29%

NewAlliance Bancshares, Inc.
Average Balance Sheets (Unaudited)

	Nine Months Ended
	September 30, 2007			September 30, 2006
			Average			Average
	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate

Interest-earning assets
Loans
Residential real estate	$2,272,652	$94,410	5.54%	$1,807,521	$72,019	5.31%
Commercial real estate	1,127,334	55,638	6.58	888,911	43,317	6.50
Commercial business	463,496	25,453	7.32	349,086	18,709	7.15
Consumer	660,221	32,769	6.62	565,806	27,064	6.38
Total Loans	4,523,703	208,270	6.14	3,611,324	161,109	5.95
Short-term investments	56,942	2,314	5.42	60,864	2,218	4.86
Investment securities	2,402,702	86,186	4.78	2,503,306	80,643	4.30
Total interest-earning assets	6,983,347	$296,770	5.67%	6,175,494	$243,970	5.27%
Non-interest-earning assets	899,570			741,852
Total assets	$7,882,917			$6,917,346

Interest-bearing liabilities
Deposits
Money market	$503,934	$12,632	3.34%	$567,239	$10,830	2.55%
NOW	415,204	3,474	1.12	351,656	1,221	0.46
Savings	884,007	12,320	1.86	786,789	5,362	0.91
Time	2,060,992	69,025	4.47	1,704,174	47,087	3.68
Total interest-bearing deposits	3,864,137	97,451	3.36	3,409,858	64,500	2.52
Repurchase agreements	197,703	5,744	3.87	163,556	3,797	3.10
FHLB advances and other borrowings	1,851,698	63,869	4.60	1,471,299	45,912	4.16
Total interest-bearing liabilities	5,913,538	167,064	3.77%	5,044,713	114,209	3.02%
Non-interest-bearing demand deposits	511,058			473,181
Other non-interest-bearing liabilities	55,726			68,881
Total liabilities	6,480,322			5,586,775
Equity	1,402,595			1,330,571
Total liabilities and equity	$7,882,917			$6,917,346
Net interest-earning assets	$1,069,809			$1,130,781
Net interest income		$129,706			$129,761
Interest rate spread			1.90%			2.25%
Net interest margin (net interest income
as a percentage of total interest-earning assets)			2.48%			2.80%
Ratio of total interest-earning assets
to total interest-bearing liabilities			118.09%			122.42%

NewAlliance Bancshares, Inc.
Asset Quality (Unaudited)

(Dollars in thousands)	September 30, 2007	June 30, 2007
Nonperforming assets
Residential real estate	$4,514	$3,090
Commercial real estate	7,103	5,795
Commercial business	6,977	5,406
Consumer	841	855
Total nonperforming loans	19,435	15,146

Other nonperforming assets, net	112	112

Total nonperforming assets	$19,547	$15,258

Allowance for loan losses	$43,000	$42,423

Three Months Ended
	September 30, 2007	June 30, 2007
Net loan (recoveries) charge-offs
Residential real estate	$(2)	$(4)
Commercial real estate	(12)	262
Total real estate	(14)	258
Commercial business	311	(142)
Consumer	126	146
Total net charge-offs (recoveries)	$423	$262

At or For The Three Months Ended
	September 30, 2007	June 30, 2007
Ratios
Allowance for loan losses to total loans	0.92%	0.92%
Allowance for loan losses to nonperforming loans	221.25	280.09
Nonperforming loans to total loans	0.42	0.33
Nonperforming assets to total assets	0.24	0.19
Net charge-offs (recoveries) to average loans (annualized)	0.04	0.02

NewAlliance Bancshares, Inc.
Reconciliation Table-Non-GAAP Financial Information (Unaudited)

Three Months Ended		Nine Months Ended
(Dollars in thousands, except per share data)	September 30, 2007	September 30, 2007
Net income, GAAP	$7,421	$12,858

Effect of loss on sale of AFS securities (due to portfolio restructure)
net of tax	3,691	3,691
Effect of impairment of AFS securities (due to portfolio restructure)
net of tax	-	14,673
Effect of merger and conversion costs,
net of tax	46	1,566
Effect of charitable contribution valuation allowance adjustment	2,600	2,600
Proforma net income	$13,758	$35,388

Basic earnings per share, GAAP	0.07	0.12
Effect of restructure of AFS securities,
net of tax	0.04	0.18
Effect of merger and conversion costs,
net of tax	0.00	0.02
Effect of charitable contribution valuation allowance adjustment,
included in tax expense	0.02	0.02
Proforma basic earnings per share	$0.13	$0.34

Diluted earnings per share, GAAP	0.07	0.12
Effect of restructure of AFS securities,
net of tax	0.04	0.18
Effect of merger and conversion costs,
net of tax	0.00	0.02
Effect of charitable contribution valuation allowance adjustment,
included in tax expense	0.02	0.02
Proforma diluted earnings per share	$0.13	$0.34

Return on average assets, GAAP	0.37%	0.22%
Effect of restructure of AFS securities,
net of tax	0.19	0.31
Effect of merger and conversion costs,
net of tax	0.00	0.03
Effect of charitable contribution valuation allowance adjustment,
included in tax expense	0.13	0.04
Proforma return on average assets	0.69%	0.60%

Return on average equity, GAAP	2.09%	1.22%
Effect of restructure of AFS securities,
net of tax	1.04	1.74
Effect of merger and conversion costs,
net of tax	0.01	0.15
Effect of charitable contribution valuation allowance adjustment,
included in tax expense	0.73	0.25
Proforma return on average equity	3.87%	3.36%

Efficiency ratio (1)	65.48%	70.67%
Effect of merger and conversion costs	0.11	1.39
Proforma efficiency ratio	65.37%	69.28%

(1) Excludes net gains or losses on securities and limited partnerships, impairment of available for sale securities and other real estate owned expenses